Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
                              AIM MULTI-SECTOR FUND

A Special Meeting of Shareholders of AIM Multi-Sector Fund, an investment portfolio of AIM Counselor Series Trust, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The meeting was held for the following purposes:

     (1) Approve a new sub-advisory agreement between A I M Advisors, Inc. and each of AIM Funds Management, Inc.; INVESCO Asset Management Deutschland, GmbH; INVESCO Asset Management Ltd.; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

     (2)(a) Approve modification of fundamental restriction on issuer diversification.

     (2)(b) Approve modification of fundamental restrictions on issuing senior securities and borrowing money.

     (2)(c) Approve modification of fundamental restriction on underwriting securities.

     (2)(d) Approve modification of fundamental restriction on industry concentration.

     (2)(e) Approve modification of fundamental restriction on real estate investments.

     (2)(f) Approve modification of fundamental restriction on purchasing or selling commodities.

     (2)(g) Approve modification of fundamental restriction on making loans.

     (2)(h) Approve modification of fundamental restriction on investment in investment companies.

     (3)    Approve making the investment objective of the fund non-fundamental.

The results of the voting on the above matters were as follows:

                                                                                            WITHHELD/      BROKER
MATTER                                                         VOTES FOR   VOTES AGAINST   ABSTENTIONS   NON-VOTES
------                                                        ----------   -------------   -----------   ---------
(1)  Approve a new sub-advisory agreement between A I M
     Advisors, Inc. and each of AIM Funds Management,
     Inc.; INVESCO Asset Management Deutschland,
     GmbH; INVESCO Asset Management Ltd.; Invesco
     Asset Management (Japan) Limited; Invesco
     Australia Limited; Invesco Global Asset Management
     (N.A.), Inc.; Invesco Hong Kong Limited; Invesco
     Institutional (N.A.), Inc.; and Invesco Senior Secured
     Management, Inc. .....................................   14,241,767      473,337        565,384     4,762,224

(2)(a) Approve modification of fundamental restriction on
       issuer diversification..............................   14,104,619      560,167        615,701     4,762,225

(2)(b) Approve modification of fundamental restrictions on
       issuing senior securities and borrowing money.......   14,064,718      614,690        601,079     4,762,225

(2)(c) Approve modification of fundamental restriction on
       underwriting securities.............................   14,077,118      594,934        608,435     4,762,225

(2)(d) Approve modification of fundamental restriction on
       industry concentration..............................   14,124,802      571,999        583,686     4,762,225

(2)(e) Approve modification of fundamental restriction on
       real estate investments.............................   14,097,633      591,732        591,122     4,762,225

(2)(f) Approve modification of fundamental restriction on
       purchasing or selling commodities...................   14,078,745      605,115        596,627     4,762,225

(2)(g) Approve modification of fundamental restriction on
       making loans........................................   14,027,422      639,859        613,205     4,762,226

                                                                    Sub-Item 77C

(2)(h) Approve modification of fundamental restriction on
       investment in investment companies..................   14,040,595      627,578        612,314     4,762,225

(3) Approve making the investment objective of the fund
       non-fundamental.....................................   13,800,189      885,309        594,990     4,762,224

Other proposals, including election of trustees, were adjourned until March 28, 2008. Results from the adjourned meeting will be reflected in the next Form N-SAR filing.

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950134-07-026314.